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                                                                   Exhibit 23.3

                       INDEPENDENT AUDITORS' CONSENT

The Board of Directors and Stockholders
HomeCorp, Inc.:

We consent to the use of our report related to the consolidated financial statements of HomeCorp, Inc. included herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG Peat Marwick LLP

St. Louis, Missouri
January 22, 1998